EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Litman Gregory Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Litman Gregory Funds Trust for the period ended December 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Litman Gregory Funds Trust for the stated period.

/s/ Jeremy DeGroot		/s/ John Coughlan
Jeremy DeGroot		John Coughlan
President and Principal Executive Officer		Treasurer and Principal Financial Officer

Dated:	March 4, 2016

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Litman Gregory Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.